Exhibit 99.1

NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG SECOND QUARTER 2014 RESULTS, RAISES OUTLOOK

o	Consolidated revenues increased 9% to a total of $8.7 billion in the second quarter.

o	Adjusted income from operations1 was $530 million, or $1.96 per share, which represents per share growth of 10% over second quarter 2013.

o	Shareholders’ net income was $573 million, or $2.12 per share.

o	Projected adjusted income from operations1,2 for 2014 is now estimated to be in the range of $1.94 billion to $2.0 billion, or $7.20 to $7.40 per share.3

BLOOMFIELD, CT, July 31, 2014 – Cigna Corporation (NYSE: CI) today reported second quarter 2014 results with each of the Company's business segments posting strong revenue and earnings contributions.

Consolidated revenues in the quarter were $8.7 billion, an increase of 9% over second quarter 2013.  Revenues reflect growth in premiums and fees of 8% in Global Health Care, 18% in Global Supplemental Benefits and 5% in Group Disability and Life, primarily driven by continued growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for the second quarter of 2014 was $530 million, or $1.96 per share, compared to $512 million, or $1.78 per share, for the second quarter of 2013.  Results in the second quarter of 2014 reflect solid revenue growth, disciplined expense management and continued effective medical cost management.

“Our sustained growth in a dynamic marketplace is driven by our commitment to innovation and our differentiated capabilities for the benefit of our customers and clients around the world,” said David M. Cordani, President and Chief Executive Officer.  “This customer focus and our diversified portfolio enable us to deliver attractive growth over the long-term.”

Cigna reported shareholders’ net income of $573 million, or $2.12 per share, for the second quarter of 2014, compared to $505 million, or $1.76 per share, for the second quarter of 2013.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income (dollars in millions, except per share amounts; customers in thousands):

				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014

Total Revenues	$8,733	$7,980	$8,496	$17,229

Consolidated Earnings
Adjusted income from operations1	$530	$512	$501	$1,031
Net realized investment gains, net of taxes	43	17	27	70
Special items, net of taxes4	-	(24)	-	-
Shareholders' net income	$573	$505	$528	$1,101

Adjusted income from operations1, per share	$1.96	$1.78	$1.83	$3.79
Shareholders' net income, per share	$2.12	$1.76	$1.92	$4.05

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2014	2013	2014	2013
Global Medical Customers (ex. Limited Benefits)5	14,247	14,112	14,168	14,078

•	Cash and short term investments at the parent company were approximately $325 million at June 30, 2014 and approximately $760 million at December 31, 2013.

•	During the period from May 1, 2014 through July 30, 2014, the Company repurchased approximately 5.5 million shares of stock for approximately $500 million.

•	Year to date, as of July 30, 2014, the Company repurchased approximately 13.5 million shares of stock for approximately $1.15 billion.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to segment earnings (loss).

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers on guaranteed cost, retrospectively experience-rated and administrative services only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss, and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014

Premiums and Fees	$6,119	$5,687	$5,994	$12,113
Adjusted Income from Operations1	$402	$403	$439	$841
Adjusted Margin, After-Tax6	5.9%	6.4%	6.6%	6.3%

	As of the Periods Ended
	June 30,		March 31,	December 31,
Customers:	2014	2013	2014	2013
Commercial (ex. Limited Benefits)5	13,762	13,630	13,685	13,586
Medicare and Medicaid	485	482	483	492
Medical (ex. Limited Benefits)5	14,247	14,112	14,168	14,078

Behavioral Care	23,055	22,386	22,717	22,515
Dental7	12,608	12,217	12,628	12,234
Pharmacy	7,368	6,946	7,197	7,095
Medicare Part D	1,208	1,200	1,241	1,190

•	Global Health Care results reflect continued growth in the Company’s targeted customer segments.

•
Second quarter premiums and fees increased approximately 8% relative to second quarter 2013, driven by strong fundamentals in our Commercial business and customer growth, partially offset by the exit of the Limited Benefits business due to ACA regulation as well as rate pressure in our Seniors business.

•	Adjusted income from operations1 and adjusted margin, after-tax6 reflect medical and specialty business growth, effective medical cost management and ACA-related impacts.

•
Adjusted income from operations1 for second quarter 2014, second quarter 2013, and first quarter 2014 included favorable prior year reserve development on an after-tax basis of approximately $16 million, $20 million, and $30 million, respectively.

•	Global Health Care net medical claims payable8 was approximately $2.03 billion at June 30, 2014 and $1.86 billion at December 31, 2013.

Global Supplemental Benefits

This segment includes Cigna’s global individual supplemental health, life, and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended
	June 30,		March 31,	Six Months Ended June 30,
	2014	2013	2014	2014

Premiums and Fees9	$722	$613	$680	$1,402
Adjusted Income from Operations1	$61	$49	$53	$114
Adjusted Margin, After-Tax6	8.1%	7.6%	7.4%	7.7%

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2014	2013	2014	2013
Policies9	12,270	11,798	12,021	11,869

•	Second quarter 2014 premiums and fees grew 18% relative to second quarter 2013, reflecting customer growth, increased sales of higher premium products, and favorable foreign currency movements.

•	Adjusted income from operations1 and adjusted margin, after-tax6 reflect the impact of strong customer retention, business growth and effective operating expense management.

Group Disability and Life

This segment includes Cigna’s group disability, life, and accident insurance operations.

Financial Results (dollars in millions):

	Three Months Ended
	June 30,		March 31,	Six Months Ended June 30,
	2014	2013	2014	2014

Premiums and Fees	$890	$846	$916	$1,806
Adjusted Income from Operations1	$110	$104	$67	$177
Adjusted Margin, After-Tax6	11.3%	11.2%	6.7%	9.0%

•	Second quarter 2014 results benefited from premium and fee growth of 5% relative to second quarter 2013, driven by business growth and strong retention in both our disability and life businesses.

•
Adjusted income from operations1 and adjusted margin, after-tax6 for the second quarter 2014 reflect a $35 million after-tax favorable impact related to reserve studies, as well as strong operational performance in the disability business.

•
Second quarter 2013 adjusted income from operations1 includes a favorable after-tax impact related to reserve studies of $27 million and a $14 million after-tax favorable impact related to an updated discount rate assumption.

Corporate & Other Operations

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2014	2013	2014	2014

Corporate & Other Operations10	$(43)	$(44)	$(58)	$(101)

•	First quarter 2014 results reflected higher operating expenses and a less favorable effective tax rate.

OUTLOOK

•
Cigna's outlook for full year 2014 consolidated adjusted income from operations1,2 is in the range of $1.94 billion to $2.0 billion, or $7.20 to $7.40 per share4.  Cigna’s outlook excludes the potential effects of future capital deployment.3

(dollars in millions, except where noted and per share amounts)	Full-Year Ended December 31, 2014

Projected Adjusted Income (Loss) from Operations1,2
Global Health Care	$1,605 to 1,635
Global Supplemental Benefits	205 to 220
Group Disability and Life	315 to 330
Ongoing Businesses	$2,125 to 2,185
Corporate & Other Operations	$(185)
Consolidated Projected Adjusted Income from Operations1,2	$1,940 to 2,000

Consolidated Projected Adjusted Income from Operations, per share1,2	$7.20 to 7.40

Projected Global Medical Customer Growth (ex-Limited benefits)5	1% to 2%

The foregoing statements represent the Company’s current estimates of Cigna's 2014 consolidated and segment adjusted income from operations1,2 and global medical customer growth as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review second quarter 2014 results and discuss full year 2014 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

Notes:

1.
Adjusted income (loss) from operations is defined as segment earnings (loss) excluding (i) special items (which are identified and quantified in Exhibit 2 to this release) and (ii) the results of Cigna's Guaranteed Minimum Income Benefits (GMIB) business.  Segment earnings (loss) is defined as shareholders’ net income (loss) before net realized investment results.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) on a segment basis and shareholders’ net income on a consolidated basis; see Exhibit 2 for reconciliations of the non-GAAP measures to the most directly comparable GAAP measures.

2.
Management is unable to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ net income for full year 2014 since future net realized investment results and special items cannot be identified or reasonably estimated at this time.

3.	The Company may repurchase shares of its common stock from time to time. The Company’s outlook excludes the potential effects of any share repurchases that may occur after the date of this release.

4.
Special items are included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations. Special items are identified on Exhibit 2 to this earnings release.

5.
In connection with U.S. health care reform legislation, the Company ceased offering Limited Medical Benefits products effective December 31, 2013.  Therefore, the Company’s medical customer growth expectations for 2014 exclude these products from the 2013 customer numbers.  As of June 30, 2013 and December 31, 2013, there were 174,000 and 139,000 customers enrolled in these products, respectively.

6.
Adjusted margin, after-tax, is calculated by dividing segment earnings (loss) excluding special items by segment revenues.  Segment margin is calculated by dividing segment earnings (loss) by segment revenue.  For the three months ended June 30, 2014 and the three months ended March 31, 2014 segment margins were equal to adjusted margins.  For the three months ended June 30, 2013, segment margin was 6.1% for Global Health Care.

7.	Prior period dental membership has been revised to conform to current presentation.

8.
Global Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical claims payable balance was $2.28 billion as of June 30, 2014 and $2.05 billion as of December 31, 2013.

9.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

10.
The GMIB business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), have been in run-off since 2000.  Cigna entered into a definitive agreement with Berkshire Hathaway to exit the GMIB and VADBe businesses, effective February 4, 2013.

Prior to first quarter of 2014, the GMIB and VADBe businesses were reported within the Runoff Reinsurance segment. Beginning with the first quarter of 2014, Cigna reports its run-off reinsurance business in Other Operations. In addition, in this earnings release, Other Operations and Corporate have been combined under the heading “Corporate and Other Operations.” Prior year information has been conformed to the current presentation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2014, on both a consolidated and segment basis; projected global medical customer growth (excluding limited benefits) over year end 2013; future financial or operating performance, including our ability to deliver improved health outcomes and productivity for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; and financing or capital deployment plans, including whether and to what extent we may engage in share repurchases.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to realize the expected benefits of strategic transactions and/or acquisitions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; and unfavorable industry, economic or political conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Exhibit 1
CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

REVENUES

Premiums and fees	$7,758	$7,172	$15,374	$14,486
Net investment income	294	289	571	576
Mail order pharmacy revenues	547	437	1,042	862
Other revenues (1)	69	56	135	74
Total operating revenues	8,668	7,954	17,122	15,998
Net realized investment gains	65	26	107	165

Total	$8,733	$7,980	$17,229	$16,163

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Global Health Care	$402	$403	$841	$830
Global Supplemental Benefits	61	49	114	104
Group Disability and Life	110	104	177	153
Ongoing Operations	573	556	1,132	1,087
Corporate and Other	(43)	(44)	(101)	(78)

Total	$530	$512	$1,031	$1,009

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)

Global Health Care	$402	$379	$841	$806
Global Supplemental Benefits	61	49	114	104
Group Disability and Life	110	104	177	102
Ongoing Operations	573	532	1,132	1,012
Corporate and Other	(43)	(44)	(101)	(560)

Total	530	488	1,031	452
Net realized investment gains, net of taxes	43	17	70	110

Shareholders' net income	$573	$505	$1,101	$562

DILUTED EARNINGS PER SHARE

Adjusted income from operations (2)	$1.96	$1.78	$3.79	$3.50
Results of guaranteed minimum income benefits business, after-tax	-	-	-	0.09
Net realized investment gains, net of taxes	0.16	0.06	0.26	0.38
Special items, after-tax	-	(0.08)	-	(2.02)
Shareholders' net income	$2.12	$1.76	$4.05	$1.95
Weighted average shares (in thousands)	269,921	287,086	272,181	288,167

SHAREHOLDERS' EQUITY at June 30,			$10,937	$9,775

SHAREHOLDERS' EQUITY PER SHARE at June 30,			$41.32	$34.46

Beginning with the first quarter of 2014, Cigna reports its run-off reinsurance business in Other Operations. In addition, Other Operations and Corporate have been combined under the heading "Corporate and Other." Prior year information has been conformed to the new format.

(1) Includes pre-tax futures and swaps contracts associated with the dynamic hedge program that was terminated after February 4, 2013 as a result of Cigna's agreement with Berkshire Hathaway in which Cigna effectively exited the run-off reinsurance business.

(2) Adjusted income (loss) from operations is defined as segment earnings excluding special items (identified and quantified on Exhibit 2) and results of Cigna's guaranteed minimum income benefits business. Segment earnings (loss) is defined as shareholders' net income (loss) before net realized investment gains (losses).

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted Earnings						Global
	Per Share			Consolidated			Health Care

Three Months Ended,	2Q14	2Q13	1Q14	2Q14	2Q13	1Q14	2Q14	2Q13	1Q14

Adjusted income (loss) from operations	$1.96	$1.78	$1.83	$530	$512	$501	$402	$403	$439

Special items, after-tax:
Transaction costs associated with PBM services agreement	-	(0.08)	-	-	(24)	-	-	(24)	-

Segment earnings (loss)	1.96	1.70	1.83	530	488	501	$402	$379	$439
Net realized investment gains, net of taxes	0.16	0.06	0.09	43	17	27

Shareholders' net income	$2.12	$1.76	$1.92	$573	$505	$528

Special items, pre-tax:
Transaction costs associated with PBM services agreement	$-	$(37)	$-	$-	$(37)	$-

	Diluted Earnings				Global
	Per Share		Consolidated		Health Care

Six Months Ended June 30,	2014	2013	2014	2013	2014	2013

Adjusted income (loss) from operations	$3.79	$3.50	$1,031	$1,009	$841	$830

Results of guaranteed minimum income benefits business	-	0.09	-	25	-	-

Special items, after-tax:
Transaction costs associated with PBM services agreement	-	(0.08)	-	(24)	-	(24)
Charge related to reinsurance transaction	-	(1.76)	-	(507)	-	-
Charge for disability claims regulatory matter	-	(0.18)	-	(51)	-	-

Segment earnings (loss)	3.79	1.57	1,031	452	$841	$806
Net realized investment gains, net of taxes	0.26	0.38	70	110

Shareholders' net income	$4.05	$1.95	$1,101	$562

Special items, pre-tax:
Transaction costs associated with PBM services agreement	$-	$(37)	$-	$(37)
Charge related to reinsurance transaction	-	(781)	-	-
Charge for disability claims regulatory matter	-	(77)	-	-

Total	$-	$(895)	$-	$(37)

Exhibit 2
CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Global Supplemental			Group Disability			Corporate
	Benefits			and Life			and Other

Three Months Ended,	2Q14	2Q13	1Q14	2Q14	2Q13	1Q14	2Q14	2Q13	1Q14

Adjusted income (loss) from operations	$61	$49	$53	$110	$104	$67	$(43)	$(44)	$(58)

Special items, after-tax:
Transaction costs associated with PBM services agreement	-	-	-	-	-	-	-	-	-

Segment earnings (loss)	$61	$49	$53	$110	$104	$67	$(43)	$(44)	$(58)

Special items, pre-tax:
Transaction costs associated with PBM services agreement	$-	$-	$-	$-	$-	$-	$-	$-	$-

	Global Supplemental		Group Disability		Corporate
	Benefits		and Life		and Other

Six Months Ended June 30,	2014	2013	2014	2013	2014	2013

Adjusted income (loss) from operations	$114	$104	$177	$153	$(101)	$(78)

Results of guaranteed minimum income benefits business	-	-	-	-	-	25

Special items, after-tax:
Transaction costs associated with PBM services agreement	-	-	-	-	-	-
Charge related to reinsurance transaction	-	-	-	-	-	(507)
Charge for disability claims regulatory matter	-	-	-	(51)	-	-

Segment earnings (loss)	$114	$104	$177	$102	$(101)	$(560)

Special items, pre-tax:
Transaction costs associated with PBM services agreement	$-	$-	$-	$-	$-	$-
Charge related to reinsurance transaction	-	-	-	-	-	(781)
Charge for disability claims regulatory matter	-	-	-	(77)	-	-

Total	$-	$-	$-	$(77)	$-	$(781)